Exhibit 99.2

Quarterly
Operating
Supplement

March 31, 2004

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

First Quarter 2004

Table of Contents

Highlights

Review of Operations

Condensed Consolidated Statements of Operations and Comprehensive Income

Condensed Consolidated Balance Sheets

Operating Expense Analysis

Effect of Insured Bond Refundings

Annual Financial and Statistical Data

Statutory Analytics and Investment Portfolio

Municipal New-Issue Market Data

Gross Par Value and Present Value Originated by FSA

FSA Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

FSA Asset-Backed Debt Service and Premiums

FSA Municipal Debt Service and Premiums

FSA Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances

FSA Municipal Net Debt Service and Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide.  FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I).  The Company is a member of the Dexia group, a leading European banking group with four core business lines: financial services to the local public sector, retail financial services, investment management services, and treasury and financial markets.

Financial Security Assurance Holdings Ltd.

Highlights

Financial Key Lines	1st Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income (Millions)	$84.0	$84.0	$290.6
Stockholders’ Equity (Millions)	$2,289.2	$2,289.2	$2,168.4
Return on Average Equity	15.1%	15.1%	14.5%
GAAP:
Loss Ratio(1)	8.1%	8.1%	9.5%
Expense Ratio(1)	29.5%	29.5%	31.8%
Combined Ratio(1)	37.6%	37.6%	41.3%
Effective Tax Rates:
Net Investment Income	9.5%	9.5%	9.4%
Underwriting and Other Income	32.1%	32.1%	34.2%
Total Income	23.7%	23.7%	24.1%

Reconciliation of Net Income to Operating Earnings(2) (dollars in millions)	1st Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income	$84.0	$84.0	$290.6
Less Fair-Value Adjustments for Insured CDS, net of taxes(3)	10.2	10.2	23.4
Operating Earnings	$73.8	$73.8	$267.2

Reconciliation of Book Value to Adjusted Book Value(2) (dollars in millions)	March 31, 2004	December 31, 2003

Shareholders’ Equity (Book Value)(4)	$2,289.2	$2,168.4
After-Tax Value of:
Net Deferred Premium Revenue, Net of DAC and goodwill	586.0	572.8
Present Value of Future Net Installment Premiums and Present Value of Future Net Interest Margin(5)	429.0	424.1
Adjusted Book Value	$3,304.2	$3,165.3

(1)          Relates solely to FSA.

(2)          Operating earnings and adjusted book value are not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP) and are not substitutes for net income or book value.  See Review of Operations for additional discussions.

(3)          This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that have investment-grade underlying credit quality.  They are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.

(4)          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $174.1 million at March 31, 2004 and $147.4 million at December 31, 2003.

(5)          The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

FSA HOLDINGS FIRST QUARTER 2004 RESULTS

NET INCOME

$84 Million in Q1 04 (+28% vs. Q1 03)

ORIGINATIONS (PRESENT VALUE)

$187 Million in Q1 04 (+84% vs. Q1 03)

New York, New York, May 5, 2004 – Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced first quarter 2004 net income of $84.0 million, 27.7% higher than in the prior year.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003

Net Income	$84.0	$65.8
Less fair-value adjustments for insured credit default swaps, net of taxes [1]	10.2	1.0
Operating Earnings [1]	$73.8	$64.8

[1]          For definitions, see below, “Analysis of Financial Results – Operating Earnings.”

Operating earnings for the first quarter increased 13.9% over operating earnings in the prior year’s comparable period. See “Analysis of Financial Results” below for further discussion of earnings results.

Shareholders’ equity (book value) was $2.3 billion and non-GAAP adjusted book value (ABV) was $3.3 billion at March 31, 2004.  Over the past 12 months, ABV grew 18.9% excluding realized and unrealized capital gains and losses in the investment portfolio and 19.5% including such gains and losses.  The Company’s management considers ABV to be a reasonable proxy for the intrinsic value of the Company, exclusive of franchise value, because it captures deferred income from business already generated.  See “Non-GAAP Measures,” below, for more discussion of ABV and a reconciliation to book value.

Present value (PV) originations during the first quarter of 2004 were $187.2 million, 83.9% higher than in last year’s comparable period.  Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: “Our U.S. municipal and international public infrastructure businesses continued to be strong, with profitable transactions well balanced across sectors.  In the asset-backed arena, we found reasonable opportunities that met our credit and return objectives despite the tight spread environment.

“Looking ahead, we see strong opportunities.  While rising interest rates most likely will reduce municipal volume, overall our business should benefit from an improving economy, widening credit spreads and an expanding global debt market.”

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$19.2	$13.7
PV originations (dollars in millions) [1]	187.2	101.8

[1]          The sum of (a) the present value of gross premiums originated (PV premiums), defined as estimated future installment premiums discounted to their present value plus upfront premiums, and (b) the present value of estimated future net interest margin (PVNIM) from guaranteed investment contracts issued to municipalities and other market participants.  The discount rate was 5.62% in 2004 and 5.91% in 2003 for all originations.  PV premiums, PVNIM and PV originations are non-GAAP measures.  For further discussion and a reconciliation of total PV originations to gross premiums written, see below, “Analysis of Financial Results – Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the prior year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$11.0	$10.8
PV premiums (dollars in millions)	89.4	64.1

For the first quarter, new-issue volume in the U.S. municipal bond market reached $84.6 billion, essentially flat with the first-quarter level last year.  Insurance penetration was approximately 47%, compared with 54% in last year’s comparable period.  In this environment, FSA insured approximately 29% of the par amount of insured new issues sold year-to-date.

Including both primary and secondary U.S. municipal obligations with closing dates in the first quarter, the par amount insured by FSA increased 2.0%, and PV premiums increased 39.5%.  The steeper increase in PV premiums reflects a change in mix toward higher premium sectors in the municipal market.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$5.1	$2.1
PV premiums (dollars in millions)	34.9	21.4

The Company’s first-quarter U.S. asset-backed par insured increased 146.6% and the related PV premiums increased 63.1%.  Par insured increased in all asset-backed sectors, with most of the growth coming from transactions of Triple-A underlying credit quality.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross par insured (dollars in billions)	$3.1	$0.8
PV premiums (dollars in millions)	47.4	13.3

First-quarter international par insured was four times last year’s comparable amount, and the related PV premiums increased 256.4%.  While most of the increase in par volume came from Super Triple-A and Triple-A residential mortgage and collateralized debt obligation (CDO) transactions, higher premium public infrastructure transactions made a greater contribution to the growth of PV premiums.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended March 31,
	2004	2003
Gross PVNIM (dollars in millions)	$15.5	$3.0

The Company’s guaranteed investment contract (GIC) business produced five times more PVNIM in the first quarter of 2004 than in the first quarter of 2003, when the Company was constraining its GIC activity as it approached a regulatory limit of 100 non-qualified holders.  The limit was lifted when the Company received an exemption from the Investment Company Act in April 2003.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. First-quarter net income rose 27.7% to $84.0 million from $65.8 million in the first quarter of 2003.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Refundings, calls or other accelerations [1]	$4.1	$2.1
Realized gains, net	0.4	0.7
Equity-based compensation [2]	(7.2)	(5.9)
Equity in earnings of Fairbanks [3]	0.2	3.2
Fair-value adjustments for insured CDS [4]	10.2	1.0

[1]          Net of deferred acquisition cost amortization.

[2]          The Company has always included in net income the full future-value payout cost of its performance share program, which is the Company’s only equity-based compensation program.

[3]          Fairbanks Capital Holding Corp. (Fairbanks) is a mortgage servicing holding company in which the Company owns a minority interest.  At March 31, 2004, the Company’s interest in Fairbanks had a book value of $46.6 million, including unamortized goodwill of $7.6 million.

[4]          This item is excluded from operating earnings.

OPERATING EARNINGS.  The Company defines operating earnings (a non-GAAP measure) as net income before the effects of fair-value adjustments for FSA-insured CDS that have investment-grade underlying credit quality and must be marked to fair value under Statement of Financial Accounting Standards No. 133 (SFAS No. 133).  The Company views insured CDS risks as comparable to other insured risks and enters into such non-cancelable contracts fully intending to hold them to maturity.  Because the SFAS No. 133 adjustments for each guaranteed CDS are expected to sum to zero over the life of the transaction, the Company considers operating earnings a key measure of normal operating results.

First-quarter operating earnings of $73.8 million were lower than net income because they exclude positive fair-value adjustments totaling $15.1 million ($10.2 million after taxes).  The fair-value adjustments primarily reflect tightening of market credit spreads.  The comparable fair-value adjustments in the first quarter of 2003 were gains totaling $1.5 million ($1.0 million after taxes).

PREMIUMS. The following tables reconcile gross premiums written to PV originations and summarize net earned and written premiums.  PV premiums, PVNIM and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments. In contrast, gross premiums written captures premiums collected in the period, whether collected up front for business originated in the period or in installments for business originated in prior periods.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Gross premiums written	$189.5	$129.6
Gross installment premiums received	(72.0)	(72.5)
PV estimated future premiums originated	54.2	41.7
PVNIM originated	15.5	3.0
PV originations	$187.2	$101.8

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended March 31,
	2004	2003
Premiums written, net of reinsurance	$116.5	$92.2
Premiums earned, net of reinsurance	92.2	80.1
Net premiums earned excluding effect of refundings and prepayments	84.5	75.7

First-quarter gross premiums written of $189.5 million and net premiums written of $116.5 million represent increases of 46.3% and 26.4%, respectively, over their levels in the comparable period of 2003.  FSA used more reinsurance than usual for a large international infrastructure transaction in the first quarter of 2004.

For the first quarter, net premiums earned totaled $92.2 million, a 15.1% increase from the result in the prior year’s comparable period.  First-quarter refundings and prepayments, net of reinsurance, were $7.7 million, compared with $4.4 million in the same period of 2003.  Excluding refundings and prepayments, net premiums earned increased 11.6%.

NET INTEREST MARGIN.  Net interest margin for the first quarter of 2004 was $5.3 million, compared with $0.7 million in the comparable period of 2003.  The increase in net interest margin is primarily due to a larger book of GIC business in the first quarter of 2004 than in that of 2003 and losses in the first quarter of 2003 relating to ineffective hedges.

INVESTMENT PORTFOLIO. Net investment income for the first quarter of 2004 was $41.1 million, an increase of 12.5% over the prior year’s first-quarter result.  The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current low interest-rate environment.  Net realized gains were $0.5 million in the first quarter of 2004 and $1.1 million in the same period of 2003.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) was 9.5% for the first quarter of 2004, compared with 9.3% for the same period of the prior year.

EXPENSES AND RESERVES. For the first quarter, policy acquisition and other operating expenses increased to $31.3 million, or $2.3 million higher than in the prior year’s first quarter.  Losses and loss adjustment expenses were $7.7 million ($4.1 million after taxes) in the first quarter of 2004.  Additions to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio.  At March 31, 2004, FSA’s general reserve totaled $123.3 million.  During the first quarter, a net amount of $4.1 million was transferred to the general reserve from case reserves, primarily due to marginal improvements in model results for a small number of underperforming CDO transactions.  Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At March 31, 2004, case and general reserves in aggregate totaled $180.9 million, compared with $174.2 million at December 31, 2003.

NON-GAAP TERMS

Management and investors consider the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company.  However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

Non-GAAP measures used in this release are ABV, operating earnings and PV originations (including its components PV premiums and PVNIM).  Operating earnings and PV originations are reconciled above to net income and gross premiums written, respectively, and ABV is reconciled to book value in the table below.  ABV consists of book value plus the estimated present value of future income from business the Company has already originated.  Such future income is substantial because premiums are earned over the life of each insured transaction. The Company uses ABV and operating earnings to calculate a portion of compensation paid to its employees.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO NON-GAAP ADJUSTED BOOK VALUE

(Dollars in millions)

	March 31, 2004	December 31, 2003

Shareholders’ Equity (Book Value) [1]	$2,289.2	$2,168.4

After-tax value of:

Net deferred premium revenue, net of deferred acquisition cost and goodwill	586.0	572.8

Present value of future net installment premiums and present value of future net interest margin [2]	429.0	424.1

Adjusted Book Value	$3,304.2	$3,165.3

[1]          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $174.1 million at March 31, 2004 and $147.4 million at December 31, 2003.

[2]          The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.  On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
Revenues:
Net premiums written	$116,494	$92,185

Net premiums earned	92,210	80,090
Net investment income	41,077	36,533
Net realized gains	495	1,064
Financial products net interest income	14,722	7,172
Financial products net realized gains	119	747
Variable interest entities’ net interest income	25,917
Net realized and unrealized gains (losses) on derivative instruments	13,039	(225)
Other income	2,604	1,176

TOTAL REVENUES	190,183	126,557

Expenses:
Losses and loss adjustment expenses	7,700	6,300
Interest expense	6,748	7,086
Policy acquisition costs	14,798	13,399
Financial products net interest expense	6,738	7,313
Variable interest entities’ net interest expense	27,908
Other operating expenses	16,474	15,600

TOTAL EXPENSES	80,366	49,698

Minority interest	(4,603)	(2,427)
Equity in earnings of unconsolidated affiliates	4,886	9,328

INCOME BEFORE INCOME TAXES	110,100	83,760

Provision for income taxes	26,053	17,935

NET INCOME	84,047	65,825

Other comprehensive income, net of tax:
Unrealized gains on securities:
Holding gains arising during period	27,189	2,695
Less: reclassification adjustment for gains included in net income	497	326
Other comprehensive income	26,692	2,369

COMPREHENSIVE INCOME	$110,739	$68,194

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	March 31, 2004	December 31, 2003
ASSETS
Bonds at market value (amortized cost of $3,348,551 and $3,275,310)	$3,613,357	$3,508,649
Short-term investments	192,821	224,429
Variable interest entities’ bonds at market value (amortized cost of $1,357,488 and $1,361,332)	1,356,825	1,360,151
Variable interest entities’ short-term investment portfolio	15,157	11,102
Guaranteed investment contract bond portfolio at market value (amortized cost of $4,567,442 and $4,033,979)	4,569,057	4,031,263
Guaranteed investment contract bond portfolio pledged as collateral at market value (amortized cost of $53,860 and $70,358)	52,080	66,423
Guaranteed investment contract short-term investment portfolio	257,957	228,812
Total investment portfolio	10,057,254	9,430,829
Cash	13,939	19,460
Securitized loans	433,783	440,611
Deferred acquisition costs	277,701	273,646
Prepaid reinsurance premiums	727,723	695,398
Investment in unconsolidated affiliates	116,745	110,863
Reinsurance recoverable on unpaid losses	55,797	59,235
Other assets	1,166,852	1,274,473

TOTAL ASSETS	$12,849,794	$12,304,515

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$1,918,569	$1,861,960
Losses and loss adjustment expenses	236,667	233,408
Guaranteed investment contracts	4,686,233	4,198,915
Variable interest entities’ debt	2,542,202	2,537,466
Deferred federal income taxes	167,613	152,646
Notes payable	430,000	430,000
Accrued expenses and other liabilities	579,337	721,684

TOTAL LIABILITIES AND MINORITY INTEREST	10,560,621	10,136,079

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital	899,963	900,224
Accumulated other comprehensive income (net of deferred income taxes of $88,831 and $76,041)	174,125	147,433
Accumulated earnings	1,214,750	1,120,444
Deferred equity compensation	23,707	23,445
Less treasury stock at cost (299,548 and 297,658 shares held)	(23,707)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,289,173	2,168,436

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$12,849,794	$12,304,515

Operating Expense Analysis

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$14,798				$14,798

Gross underwriting and operating expenses	52,798				52,798
Underwriting expenses deferred	(38,098)				(38,098)
Financial products other operating expenses	1,774				1,774
Reinsurance commissions received, net	(19,245)				(19,245)
Reinsurance commissions deferred, net	19,245				19,245
Other operating expenses	16,474				16,474

Total expenses	$31,272				$31,272

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$13,399	$13,537	$16,349	$15,107	$58,392

Gross underwriting and operating expenses	45,014	53,908	45,419	64,784	209,125
Underwriting expenses deferred	(31,849)	(39,561)	(34,816)	(45,978)	(152,204)
Financial products other operating expenses	2,435	2,992	1,269	3,323	10,019
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)	(15,945)	(73,944)
Reinsurance commissions deferred, net	9,083	27,920	20,996	15,945	73,944
Other operating expenses	15,600	17,339	11,872	22,129	66,940

Total expenses	$28,999	$30,876	$28,221	$37,236	$125,332

Effect of Insured Bond Refundings

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$7,745				$7,745
Less:
Deferred Acquisition Costs Recognized	1,458				1,458
Net Effect Before Taxes	6,287				6,287
Tax Provision	2,200				2,200
Net Income Effect	4,087				4,087

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493	$10,729	$8,905	$31,524
Less:
Deferred Acquisition Costs Recognized	1,220	1,376	2,789	2,099	7,484
Net Effect Before Taxes	3,177	6,117	7,940	6,806	24,040
Tax Provision	1,112	2,141	2,779	2,382	8,414
Net Income Effect	2,065	3,976	5,161	4,424	15,626

Annual Financial and Statistical Data

(dollars in thousands, except per share data)

	Years Ended December 31
	2003	2002	2001	2000		1999
Income Statement
Gross premiums written	$895,826	$803,701	$485,570	$372,325		$362,671
Net premiums written	614,284	532,747	319,638	218,138		230,435
Net premiums earned	356,373	314,880	230,999	192,149		174,959
Net investment income	154,048	139,120	128,921	121,144		94,723
Losses and loss adjustment expenses	34,486	65,613	12,497	9,403		8,829
Income before income taxes and cumulative effect of accounting change	376,373	216,179	269,477	67,401	(2)	163,978
Net income	290,586	181,075	209,496	63,283	(2)	125,405

Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	9.5	20.6	5.4	4.9		5.0
Expense ratio (%)	31.8	31.6	34.6	54.5		38.3
Combined ratio (%)	41.3	52.2	40.0	59.4		43.3

SAP Basis(1)
Loss ratio (%)	3.7	15.1	4.0	(0.5)		3.0
Expense ratio (%)	21.3	20.9	37.1	59.1		18.9
Combined ratio (%)	25.0	36.0	41.1	58.6		21.9

Balance Sheet
Total investments	$9,430,829	$5,037,395	$3,214,097	$2,234,851		$2,140,022
Prepaid reinsurance premiums	695,398	557,659	420,798	354,117		285,105
Total assets	12,304,515	7,027,483	4,308,854	3,148,694		2,905,644
Deferred premium revenue	1,861,960	1,450,211	1,090,332	936,826		844,146
Notes payable	430,000	430,000	330,000	230,000		230,000
Total liabilities and minority interest	10,136,079	5,159,113	2,672,896	1,682,961		1,652,960
Shareholders’ equity	2,168,436	1,868,370	1,635,958	1,465,733		1,251,984

Selected Financial Statistics(1)
Gross insurance in force	$565,371,437	$512,232,953	$422,296,318	$321,753,871		$271,964,391
Net insurance in force	409,476,253	365,256,111	300,637,067	225,426,403		195,571,240
Qualified statutory capital	2,104,257	1,876,117	1,593,570	1,436,681		1,320,082
Capital ratio	195:1	195:1	189:1	157:1		148:1

(1)          These ratios and statistics relate solely to FSA.  The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned.  The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned.  The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned.  The SAP expense ratio is underwriting and operating expenses divided by net premiums written.  The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)          Includes $105,541 of merger related costs.

Statutory Analytics & Investment Portfolio

March 31, 2004

(dollars in thousands)

Statutory Analytics	1st Qtr. 2004	Year-to-date 2004	Full Year 2003

Loss Ratio(1)	(4.7)%	(4.7)%	3.7%
Expense Ratio(1)	27.0%	27.0%	21.3%
Combined Ratio(1)	22.3%	22.3%	25.0%

		3/31/04	12/31/03
Contingency Reserve		$1,002,399	$936,761
Capital and Surplus		1,154,306	1,167,496
Qualified Statutory Capital		2,156,705	2,104,257
Unearned Premium Reserve		1,391,897	1,356,385
Loss and Loss Adjustment Expenses		59,816	64,936
Policyholder Capital and Reserves		3,608,418	3,525,578
Net Present Value of Installment Premiums		616,423	607,092
Third-Party Capital Support		525,000	525,000
Total Claims-Paying Resources		4,749,841	4,657,670

Net Insurance in Force (principal & interest)		414,724,844	409,476,253
Capital Ratio(2)		192:1	195:1
Claims-Paying Ratio(3)		87:1	88:1

(1) Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2) Capital ratio is net insurance in force divided by qualified statutory capital.

(3) Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)

Long-term bonds:
Tax-exempt	$2,536,370	$2,774,375	71.7%	5.03%	$127,611
Taxable	812,181	838,982	22.9%	4.72%	38,330
Short-term	192,821	192,821	5.4%	0.96%	1,466

Total	$3,541,372	$3,806,178	100.0%	4.78%	$167,407

Maturity	Amortized Cost	% of Amortized Cost		Quality Distribution of Long-Term Fixed Income Investments

Within 1 Year	$220,279	6.2%		AAA	76.3%
1 to 5 Years	484,863	13.7%		AA	20.5%
5 to 10 Years	482,640	13.6%		A	3.2%
10 or more Years	2,041,267	57.6%		NR	0.0%
Mortgage-backed Securities	232,888	6.6%			100.0%
Asset-backed Securities	79,435	2.2%

Total	$3,541,372	100.0%

(1)     Excludes portfolio related to municipal investment agreements.

(2)     Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $39.8 million.

(3)     Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)

(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent
1st Qtr. 2004	84.6	39.6	46.8%	11.5	29.0%

4th Qtr. 2003	93.0	38.7	41.6%	9.7	25.1%
3rd	85.3	46.5	54.5%	13.3	28.6%
2nd	120.5	59.1	49.0%	15.7	26.6%
1st	85.6	45.9	53.6%	13.1	28.5%

2003	384.4	190.2	49.5%	51.8	27.3%
2002	358.8	178.9	49.9%	47.5	26.6%
2001	288.2	134.3	46.6%	36.3	27.0%
2000	200.7	79.3	39.5%	19.5	24.6%
1999	227.6	105.6	46.4%	24.2	22.9%
1998	286.7	145.5	50.8%	32.0	22.0%
1997	220.7	107.5	48.7%	16.2	15.1%
1996	185.2	85.7	46.3%	11.2	13.1%
1995	160.4	68.6	42.8%	3.3	4.8%
1994	165.1	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)          FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company.  Data is subject to revision as additional information becomes available.

(2)          Share of insured bond market.  FSA volume for 1993 through 2004 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement.  Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA
(dollars in millions)

	1st Quarter		Year-to-Date
	2004	2003	2004	2003
Municipal (U.S. and International)
Gross Par Value Insured	11,642	11,098	11,642	11,098
Gross Premiums Written
Up-Front	117.1	56.6	117.1	56.6
Installments(1)	3.6	5.5	3.6	5.5
Total Gross Premiums	120.7	62.1	120.7	62.1

Gross Present Value of Premiums Written(2)	125.0	72.9	125.0	72.9

Asset-Backed (U.S. and International)
Gross Par Value Insured	7,596	2,534	7,596	2,534
Gross Premiums Written
Up-Front	0.4	0.4	0.4	0.4
Installments(1)	68.4	67.1	68.4	67.1
Total Gross Premiums	68.8	67.5	68.8	67.5

Gross Present Value of Premiums Written(2)	46.7	25.9	46.7	25.9

Financial Products
Gross Par Value Insured(3)	842	327	842	327
Gross Net Interest Margin Written
Up-Front	0.0	0.0	0.0	0.0
Installments	0.0	0.0	0.0	0.0
Total Gross Net Interest Margin	0.0	0.0	0.0	0.0

Gross Present Value of Net Interest Margin(4)	15.5	3.0	15.5	3.0

Total Originations Written
Gross Par Value Insured	20,080	13,959	20,080	13,959
Gross Originations Written
Up-Front	117.5	57.0	117.5	57.0
Installments	72.0	72.6	72.0	72.6
Total Gross Originations	189.5	129.6	189.5	129.6

Gross Present Value of Originations	187.2	101.8	187.2	101.8

(1)          Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)          The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written.  Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company’s installment-based policies issued during such period, discounted to present value.  The discount rate for business written in 2004 is 5.62% per annum and in 2003 is 5.91% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years.  Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written.  However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management’s estimate if the insured obligation remains outstanding for a period that is different from that estimated by management.  If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced.  Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(3)          Relates only to FSA-insured GICs issued by the Company’s GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company’s financial statements.  For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA’s financial statements but as GIC liabilities in those of the Company.  As a result, the total outstanding exposures reported by FSA and the Company differ.

(4)          The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates.  The discount rate is the same as used for premiums (see footnote 2).

FSA Insured Portfolio Profile

Par Value
(dollars in millions)

		Insured in 2004			Outstanding as of March 31, 2004
	Gross Amount	%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$5,367	46.1	$4,230	51.4	$67,922	38.6
Tax-supported bonds	2,376	20.4	1,753	21.3	34,912	19.8
Municipal utility revenue bonds	682	5.9	529	6.4	30,304	17.2
Health care revenue bonds	1,200	10.3	554	6.7	7,483	4.3
Housing revenue bonds	87	0.7	67	0.8	7,137	4.1
Transportation revenue bonds	606	5.2	333	4.1	11,000	6.2
Other municipal bonds	665	5.7	504	6.1	10,566	6.0
Subtotal	10,983	94.3	7,970	96.8	169,324	96.2
International	659	5.7	267	3.2	6,744	3.8
Total municipal obligations	$11,642	100.0	$8,237	100.0	$176,068	100.0

Geographic Distribution
California	$963	8.3	$596	7.2	$24,768	14.1
New York	1,168	10.0	715	8.7	16,168	9.2
Texas	301	2.6	253	3.1	12,181	6.9
Pennsylvania	522	4.5	478	5.8	10,811	6.1
Florida	358	3.1	310	3.8	10,172	5.8
New Jersey	257	2.2	212	2.6	8,748	5.0
Illinois	165	1.4	126	1.5	7,762	4.4
Washington	732	6.3	497	6.0	6,519	3.7
Michigan	406	3.5	260	3.2	5,392	3.1
Massachusetts	322	2.8	224	2.7	5,130	2.9
Wisconsin	330	2.8	298	3.6	4,195	2.4
Ohio	106	0.9	85	1.0	3,810	2.2
Indiana	135	1.1	105	1.3	3,593	2.0
All Other U.S. Jurisdictions	5,218	44.8	3,811	46.3	50,075	28.4
International	659	5.7	267	3.2	6,744	3.8
Total municipal obligations	$11,642	100.0	$8,237	100.0	$176,068	100.0

Asset-Backed Obligations
Domestic
Residential mortgages	$2,824	33.5	$2,726	35.6	$15,137	12.3
Consumer receivables	1,050	12.4	666	8.7	12,156	9.8
Pooled corporate obligations	700	8.3	606	7.9	48,437	39.3
Investor-owned utility obligations	—	0.0	—	0.0	385	0.3
Other asset-backed obligations(1)	1,412	16.7	1,374	18.0	9,645	7.8
Subtotal	5,986	70.9	5,372	70.2	85,760	69.5
International	2,452	29.1	2,285	29.8	37,576	30.5
Total asset-backed obligations(1)	8,438	100.0	$7,657	100.0	$123,336	100.0

Total Portfolio	$20,080		$15,894		$299,404

	Rating(2)	Percent of Portfolio
Distribution of Insured Portfolio by Rating as of March 31, 2004
	AAA	24.9
	AA	27.8
	A	35.1
	BBB	11.3
	Other	0.9
		100.0

(1)          Includes amounts related to FSA-insured GICs

(2)          Based upon internal FSA ratings.

50 Largest Municipal Exposures

as of March 31, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	$1,106.37%
Clark County School District, NV, G.O.		1,022.34%
Commonwealth of Massachusetts G.O.		983.33%
State of Washington G.O.		868.29%
New York State Thruway Authority, Highway and Bridge Trust Fund		838.28%
State of Hawaii G.O.		826.28%
New York City, NY, G.O.		804.27%
Long Island Power Authority, NY		802.27%
State of Connecticut Special Tax		796.27%
Metropolitan Transit Authority, NY		779.26%
New Jersey Transportation Trust Fund Authority		777.26%
State of Illinois G.O.		756.25%
State of California G.O.		750.25%
Port Authority of New York and New Jersey, Consolidated Bonds		747.25%
New Jersey Turnpike Authority Revenue Bonds		741.25%
New York Local Government Assistance Corp		730.24%
Philadelphia, PA, School District G.O.		698.23%
Seattle, WA, Light and Power		698.23%
NYS Dormitory Authority - Mental Health Services		679.23%
Detroit, MI, Sewage Disposal System Revenue Bonds		666.22%
Kentucky State Property and Buildings Commission Revenue Bonds		661.22%
Los Angeles USD, CA, G.O.		646.22%
New York City, NY, Municipal Water Finance Authority		634.21%
Metropolitan Transit Authority, NY Dedicated Tax		622.21%
Puerto Rico Electric Power Authority		609.20%
Massachusetts Water Resources Authority, General Revenue		603.20%
Los Angeles MTA, CA, Sales Tax Revenue Bonds		601.20%
Florida Public Education (Gross Receipts)		598.20%
Houston, TX, Water and Sewer System Revenue		585.20%
District of Columbia, G.O.		584.20%
Houston, TX Airport System		550.18%
Michigan State Building Authority		544.18%
Hydro-Quebec - Province of Quebec Guaranteed		536.18%
Miami-Dade County, FL, Aviation Revenue Miami Int’l Airport		524.18%
NJHMFA Multi-Family Housing Revenue Bonds		519.17%
Kansas DFA State Appropriation Bonds		516.17%
State of California Department of Water Resources Power Supply		498.17%
Commonwealth of Puerto Rico G.O.		497.17%
New Jersey Economic Development Authority State Pension Funding		493.17%
New York City, NY, Health and Hospital Corp		493.17%
Maine Health and Higher Educational Facilities Authority		475.16%
Sacramento Municipal Utility District, CA, Electric Revenue		457.15%
South Carolina Public Service Authority, Santee Cooper		454.15%
Philadelphia, PA, G.O.		445.15%
State of Florida, Department of Transportation Turnpike Revenue		437.15%
Province of Quebec, G.O.		436.15%
The School Board of Palm Beach County, Florida Lease		436.15%
Energy Northwest Electric Revenue		431.14%
Garden State Preservation Trust, New Jersey Open Space and Farmland		428.14%
State of Michigan Grant Anticipation Notes		424.14%
Total		$31,802	10.62%

25 Largest Asset-Backed Exposures

as of March 31, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding

International Super AAA Synthetic Residential MBS	$2,953.99%
International Synthetic CDO		1,886.63%
International Super AAA Synthetic CDO		1,852.62%
International Super AAA Synthetic Residential MBS		1,808.60%
U.S. AAA Synthetic CDO		1,570.52%
International Synthetic CDO		1,560.52%
U.S. AAA Synthetic CDO		1,541.52%
U.S. AAA Synthetic CDO		1,525.51%
International Super AAA Synthetic CDO		1,462.49%
International Super AAA Synthetic CDO		1,411.47%
International Synthetic CDO		1,404.47%
International Super AAA Synthetic CDO		1,356.45%
US Super AAA Synthetic CDO		1,312.44%
International Super AAA Synthetic CDO		1,269.42%
International Super AAA Synthetic CDO		1,249.42%
International Super AAA Synthetic CDO		1,120.37%
International Synthetic CDO		1,115.37%
International Super AAA Synthetic Residential MBS		1,114.37%
International Super AAA Synthetic CDO		1,079.36%
WFS Financial 2002-4 Owner Trust		1,036.35%
International Super AAA Synthetic CDO		1,030.34%
International Super AAA Synthetic CDO		1,024.34%
US Super AAA Synthetic CDO		930.31%
International AAA Synthetic CDO		904.30%
US Super AAA Synthetic CDO		903.30%

Total		$34,413	11.49%

“International” denotes a transaction with 20% or greater non-US collateral.  “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating.  Where indicated, ratings are current FSA internal ratings expressed in industry terms.

FSA Asset-Backed Debt Service and Premiums (1) (2)

(dollars in millions)

Debt Service

(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(2)	Ending Net Outstanding
	Gross	Ceded	Net

1st Qtr. 2004	$7,707	$786	$6,921	$(7,641)	$133,020

4th Qtr. 2003	5,503	619	4,884	(6,056)	133,740
3rd	8,822	1,340	7,482	(6,923)	134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279

2003	25,105	4,553	20,552	(28,497)	133,740
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886

Premiums (GAAP Basis)

				Ending Net	Ending
	Written Premium			Unearned	Net PV
	Gross	Ceded	Net	Premium	Premium	Total

1st Qtr. 2004	$68.8	$18.6	$50.2	$87.2	$528.4	$615.6

4th Qtr. 2003	80.6	22.3	58.3	91.3	518.4	609.7
3rd	78.8	22.3	56.5	92.2	511.8	604.0
2nd	91.3	26.7	64.6	95.7	507.6	603.3
1st	67.5	20.0	47.5	88.6	522.6	611.2

2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1

(1)  Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

(2)  Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Municipal Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net

1st Qtr. 2004	$18,493	$5,657	$12,836	$(6,867)	$281,705

4th Qtr. 2003	19,165	5,049	14,116	(4,512)	275,736
3rd	29,620	6,115	23,505	(8,210)	266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710

2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685

Premiums (GAAP Basis)

				Ending Net	Ending
	Written Premium			Unearned	Net PV
	Gross	Ceded	Net	Premium	Premium	Total

1st Qtr. 2004	$120.7	$54.4	$66.3	$1,103.6	$88.0	$1,191.6

4th Qtr. 2003	133.1	35.8	97.3	1,075.3	88.7	1,164.0
3rd	186.2	56.8	129.4	1,006.5	84.3	1,090.8
2nd	206.4	80.2	126.2	914.8	88.9	1,003.7
1st	62.1	17.4	44.7	816.1	79.0	895.1

2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7

(1) Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Asset-Backed Net Debt Service and Premiums

Amortizations and Ending Balances

As of March 31, 2004

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

1st Qtr. 2004		$133,020
2nd	$6,813	126,207
3rd	5,557	120,650
4th	6,169	114,481

2005	26,591	87,890
2006	32,216	55,674
2007	19,374	36,300
2008	15,236	21,064

2009-2013	16,418	4,646
2014-2018	2,125	2,521
2019-2023	1,126	1,395
2024+	1,395
Total	$133,020

Net Premiums

		Scheduled Premium Earnings
		From
		Unearned
	Unearned	Premium	From
	Premiums	Amortization	Installments	Total

1st Qtr. 2004	$87.2
2nd	63.6	$23.6	$32.1	$55.7
3rd	58.8	4.8	45.5	50.3
4th	55.5	3.3	43.1	46.4

2005	46.2	9.3	139.3	148.6
2006	38.4	7.8	95.9	103.7
2007	32.1	6.3	61.4	67.7
2008	26.6	5.9	42.0	47.9

2009-2013	8.4	17.8	88.0	105.8
2014-2018	4.5	3.9	28.9	32.8
2019-2023	2.8	1.7	15.9	17.6
2024 +		2.8	20.5	23.3
Total		$87.2	$612.6	$699.8

(1) Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

FSA Municipal Net Debt Service and Premiums

Amortizations and Ending Balances

As of March 31, 2004

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

1st Qtr. 2004		$281,705
2nd	$3,586	278,119
3rd	3,938	274,181
4th	3,650	270,531

2005	15,270	255,261
2006	14,915	240,346
2007	15,279	225,067
2008	15,498	209,569

2009-2013	72,733	136,836
2014-2018	57,690	79,146
2019-2023	40,681	38,465
2024+	38,465
Total	$281,705

Net Premiums

		Scheduled Premium Earnings
		From
		Unearned
	Unearned	Premium	From
	Premiums	Amortization	Installments	Total

1st Qtr. 2004	$1,103.6
2nd	1,074.2	$29.4	$0.6	$30.0
3rd	1,046.9	27.3	1.8	29.1
4th	1,020.8	26.1	2.2	28.3

2005	923.0	97.8	9.5	107.3
2006	834.1	88.9	9.5	98.4
2007	752.2	81.9	9.0	90.9
2008	676.9	75.3	8.6	83.9

2008-2013	382.0	294.9	37.8	332.7
2014-2018	193.3	188.7	29.3	218.0
2019-2023	84.1	109.2	20.1	129.3
2024+		84.1	18.4	102.5
Total		$1,103.6	$146.8	$1,250.4

Corporate Headquarters

Financial Security Assurance Holdings Ltd.

350 Park Avenue

New York, New York 10022

(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker

Director, Investor Relations

(1)(212) 339-0861

rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir

Managing Director

(1)(212) 339-3424

bcastenir@fsa.com

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FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Quarterly Operating Supplement

March 31, 2004